Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 of inVentiv Health, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2015

/s/ Michael A. Bell
Michael A. Bell
Chairman and Chief Executive Officer

Date: August 14, 2015

/s/ Jonathan E. Bicknell
Jonathan E. Bicknell
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.